Exhibit 10.1

GUITAR CENTER, INC.
2006 LONG TERM INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Guitar Center, Inc. 2006 Long Term Incentive Plan (the “Plan”) is to promote the success and enhance the value of Guitar Center, Inc. (the “Company”) by linking the personal interests of the senior members of management to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior long-term returns to Company stockholders and to enable the Company to retain highly qualified managers.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1           “Award” means an Option, Performance Share award or such other award determined by the Committee pursuant to Section 4.6.

2.2           “Award Limit” means “Award Limit” as defined in the Stock Award Plan.

2.3           “Base Compensation” means regular compensation paid by the Company to the Participant including sick pay, vacation pay, and other Company paid time off. Base Compensation shall exclude any special payments including but not limited to bonuses, awards, moving or auto allowances, severance, educational reimbursements, welfare benefits, amounts realized from the exercise, sale, exchange or other disposition of any stock option or other equity award and premiums for life and disability insurance.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Cause” means any termination by the Company of Participant’s employment within ninety (90) days after the Board becomes aware of the occurrence of any of the following:

(a)           the ongoing and repeated failure by the Participant to perform such lawful duties consistent with Participant’s position as are reasonably requested by either the Chief Executive Officer of the Company or the Board in good faith as documented in writing to the Participant;

(b)           the Participant’s ongoing and repeated material neglect of his duties on a general basis, notwithstanding written notice of objection from either the Chief Executive Officer of the Company or the Board and the expiration of a thirty (30) day cure period;

(c)           the commission by the Participant of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its affiliates, or the conviction of the Participant of any felony;

(d)           the Participant’s failure to adhere to all policies and procedures established by the Company from time to time in its discretion, generally applicable to all executives of the Company and disclosed to Participant, including without limitation, any policies related to sexual harassment, anti-discrimination and similar employment practices;

(e)           the commission of any act involving moral turpitude which (i) brings the Company or any of its affiliates into public disrepute or disgrace, or (ii) causes material injury to the customer relations, operations or the business prospects of the Company or any of its affiliates; or

(f)            material breach by the Participant of any agreement with the Company, including, without limitation, any breach by the Participant of any written employment agreement or Confidentiality and Noncompetition Agreement, not cured within thirty (30) days after written notice to Participant from either the Chief Executive Officer of the Company or the Board; provided, however, that in the event of an intentional breach of the provisions of any Confidentiality and Noncompetition Agreement, the Participant shall not have the opportunity to cure.

Notwithstanding the foregoing, if “Cause” is otherwise defined in a Participant’s written employment agreement, the definition contained in such employment agreement shall apply.

2.6           “Change in Control” means “Change in Control” as defined in the Stock Award Plan.

2.7           “Code” means the Internal Revenue Code of 1986, as amended.

2.8           “Committee” means the Compensation Committee of the Board of Directors of the Company, or any successor or alternative committee designated by the Board that consists of at least two (2) members of the Board who qualify as “outside directors” under Section 162(m) of the Code.

2.9           “Confidentiality and Noncompetition Agreements” means any confidentiality, noncompetition and/or nonsolicitation agreements entered into by Participant with the Company and/or its affiliates.

2.10         “Covered Executive” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code as determined by the Committee in its sole discretion.

2.11         “Disability” means “Disability” as defined in the Stock Award Plan unless otherwise defined in a Participant’s written employment agreement, in which case, the definition contained in such employment agreement shall apply.

2.12         “Effective Date” means April 1, 2006.

2.13         “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.14         “Fair Market Value” means “Fair Market Value” as defined in the Stock Award Plan.

2.15         “Good Reason” means any voluntary termination by the Participant of his employment with the Company within ninety (90) days after the occurrence of any of the following events without Participant’s written consent:

(a)           the Participant is directed to perform an act that the Participant reasonably believes after consultation with counsel to be in contravention of law, or which the Participant reasonably believes would subject the Company and himself to material liability, despite his prior express written objection addressed to the Board with respect to such action;

(b)           there has been any material reduction in the nature or scope of Participant’s responsibilities, or the Participant is assigned duties that are materially inconsistent with his position (in each case, other than on a temporary basis);

(c)           there is any material reduction in the Participant’s Base Compensation or a material reduction in Participant’s other benefits (other than reductions in benefits that generally affect all employees entitled to such benefits ratably);

(d)           the Participant is required by the Company or any of its affiliates, after written objection by the Participant addressed to the Chief Executive Officer of the Company, to relocate his principal place of employment outside a radius of fifty (50) miles from Participant’s place of employment immediately prior to such relocation; or

(e)           there is a material failure by the Company or any of its affiliates to perform any of its obligations to the Participant under any written employment agreement;

provided , however, that with respect to breaches of Section 2.15(b), (c) and (e), the Company shall be given written notice by Participant of such breach and thirty (30) days to cure such breach.

Notwithstanding the foregoing, if “Good Reason” or any corresponding term (e.g., “Reasonable Justification”) is otherwise defined in a Participant’s written employment agreement, the definition of such term contained in such employment agreement shall apply.

2.16         “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.17         “Option” means a right granted to a Participant pursuant to Article 4 of the Plan.

2.18         “Participant” means an Employee who has been granted an Award pursuant to the Plan.

2.19         “Performance Criteria” means “Performance Criteria” as defined in the Stock Award Plan which the Committee selects for purposes of establishing the Performance Goal or Performance Goals for Participants for the Performance Period.

2.20         “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, subject to the limitations of Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.21         “Performance Period” means the period of time beginning on April 1, 2006 and ending on December 31, 2007 over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, Performance Shares.

2.22         “Performance Share” means a right granted to a Participant pursuant to Article 5, to receive shares of Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.23         “Plan Year” means a calendar year except that the initial Plan Year shall be the three fiscal quarter period of time beginning on April 1, 2006 and ending on December 31, 2006.

2.24         “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.25         “Stock” means the common stock of the Company, par value $0.01 per share.

2.26         “Stock Award Plan” means The 2004 Guitar Center, Inc. Incentive Stock Award Plan, as amended from time to time and any successor plan thereto.

2.27         “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SOURCE OF SHARES AND ELIGIBILITY

3.1           Source of Shares. Awards under the Plan shall be granted pursuant to the Stock Award Plan and upon exercise or issuance, as applicable, shall reduce the number of shares of Stock available for issuance under the Stock Award Plan.

3.2           Eligibility. From time to time, the Committee may select the Employees that may participate in the Plan (each such Employee an “Eligible Employee”). Employees hired on or after January 1, 2007 shall not be eligible to participate in the Plan.

ARTICLE 4.

STOCK OPTIONS

4.1           General. All Options under the Plan shall be granted pursuant to the Stock Award Plan and shall be Incentive Stock Options to the maximum extent permissible by applicable law.

4.2           Aggregate Limits. The aggregate number of Options that may be granted pursuant to this Plan in any Plan Year shall not exceed the number of Options remaining available for issuance under the Stock Award Plan. In addition, the number of Options that can be granted to a Participant in any Plan Year shall not exceed the Award Limit, as adjusted in accordance with the Stock Award Plan and the requirements of Section 162(m) of the Code.

4.3           Individual Grants. Subject to the limits of Section 4.2, the Committee, in its sole discretion, shall determine the number of Options to grant to each Participant and, subject to Section 4.5, the exercise price for such Options.

4.4           Timing of Grants. Unless otherwise determined by the Committee in its sole discretion, Grants of Options pursuant to the Plan shall coincide with the Company’s regular annual option grants.

4.5           Terms; Vesting. Unless otherwise provided in such Participant’s written employment agreement, all Options granted pursuant to the Plan shall have a per share exercise price not less than the Fair Market Value of a share of Stock on the date of grant and shall vest over four (4) years with twenty-five percent (25%) of each grant becoming vested on each anniversary of the date of such grant based solely on the continued performance of services by the Participant and shall have a term of ten (10) years unless such Options expire earlier as a result of the Participant’s termination of employment with the Company or a Change in Control of the Company.

4.6           Alternative Awards. Notwithstanding that initial grants pursuant to this Article 4 shall be in the form of Options, the Committee shall retain the authority in its sole discretion to make subsequent grants in any form of award permissible under the Stock Award Plan.

4.7           Termination of Employment. Except as otherwise may be provided in a Participant’s written employment agreement, including but not limited to any retirement provisions thereof, upon a Participant’s termination of employment, such Participant shall be ineligible for future Option grants under the Plan, all unvested Options granted pursuant to the Plan shall cease to vest and any vested Options granted pursuant to the Plan shall be exercisable pursuant to the terms of the Stock Award Plan, or, if no such terms are applicable, for ninety (90) days following the date of Participant’s termination of employment.

ARTICLE 5.

PERFORMANCE SHARES

5.1           Performance Goals. The Committee shall establish Performance Goals in writing for the purposes of this Article 5 prior to or on June 29, 2006.

5.2           Target Amount. Each Participant shall be awarded the right to receive a target amount of Performance Shares determined by the Committee in its discretion (the “Target Performance Share Amount”). For Participants who become eligible to participate in the Plan after April 1, 2006, the Target Performance Share Amount shall be adjusted to that pro-rata portion calculated by dividing the number of days during the Performance Period such Participant was an Employee by the number of days of the Performance Period.

5.3           Timing of Issuances. The Company shall issue Performance Shares pursuant to the Stock Award Plan upon the Committee’s written certification of the attainment of Performance Goals for the Performance Period.

5.4           Number of Performance Shares. The actual number of Performance Shares issued to each Participant shall be the lower of (a) a number of Performance Shares determined based on the Company’s performance during the Performance Period as compared to the Performance Goals or (b) a lower number of Performance Shares as determined by the Committee in its sole discretion. The maximum number of Performance Shares issuable to each Participant shall be the Award Limit, as adjusted in accordance with the Stock Award Plan and the requirements of Section 162(m) of the Code or such lesser number as determined by the Committee in its sole discretion; provided, however, that if the number of Performance Shares issuable pursuant to this section is reduced because of the Award Limit, the value of the number of Performance Shares exceeding the Award Limit shall be paid to the Participant in cash pursuant to Section 5.7.

5.5           Aggregate Limits. The number of Performance Shares issuable pursuant to this Article 5 to any Participant in any Plan Year shall not exceed the number of shares of Stock issuable pursuant to the Stock Award Plan, subject to the Award Limit.

5.6           Fully Vested. All Performance Shares issued pursuant to this Article 5 shall be fully vested upon issuance.

5.7           Alternative Payment. The Committee shall have the discretion to make payment in cash in lieu of Performance Shares for any Award granted pursuant to this Article 5 provided that such discretion does not result in adverse accounting consequences for the Company, as determined by the Committee. The amount of such cash payment shall be the value of the Performance Shares thereby substituted. Notwithstanding the foregoing, the maximum amount payable to a Participant in any Plan Year pursuant to this Section 5.7 shall be the Award Limit, as adjusted in accordance with the Stock Award Plan and the requirements of Section 162(m) of the Code.

5.8           Termination of Employment Other Than for Cause or for Good Reason. An Award of Performance Shares shall only be payable if the Participant remains continuously employed by the Company through the last day of the Performance Period; provided, however, that upon a Participant’s termination of employment following December 31, 2006 (i) by the Company for other than Cause or (ii) voluntarily for Good Reason, a pro-rata portion of such Participant’s Performance Shares, determined in accordance with the immediately following sentence, or such lower number of Performance Shares as determined by the Committee in its sole discretion shall be issued, if at all, following the end of the Performance Period based on the Committee’s written certification of the attainment of Performance Goals measured as of the fiscal year end closest to the Participant’s date of termination. For the purposes of the preceding sentence, [for a Participant whose employment terminates between January 1, 2007 and June 30, 2007 the pro-rated portion shall be two-thirds (2/3), and for a Participant whose employment terminates after June 30, 2007,] the pro-rated potion shall be calculated by dividing (x) the number of days during the Performance Period such Participant was an Employee by (y) the number of days in the Performance Period. For the avoidance of doubt, upon a Participant’s termination of employment for any reason (except Disability or death) prior to January 1, 2007 or by the Company for Cause or by the Participant without Good Reason prior to the last day of the Performance Period, the right to any Performance Shares shall be forfeited.

5.9           Termination Because of Death or Disability. Notwithstanding Section 5.8 and except as otherwise provided in a Participant’s written employment agreement, upon a Participant’s termination because of Disability or death, a pro-rata portion of such Participant’s Performance Shares, calculated by dividing (i) the number of days during the Performance Period such Participant was an Employee by (ii) the number of days in the Performance Period, or such lower number of Performance Shares as determined by the Committee in its sole discretion shall be issued, if at all, following the end of the Performance Period based on the Committee’s written certification of the attainment of Performance Goals for the full Performance Period.

5.10         Section 162(m). It is expressly intended that each Award of Performance Shares to a Covered Executive be Qualified Performance-Based Compensation and shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations, rulings or guidance issued thereunder, including without limitation any such regulations, rulings or other guidance that may be issued after the Effective Date, that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements. Notwithstanding the foregoing, for Covered Executives who become eligible to participate in the Plan after June 29, 2006, the Award of Performance Shares shall not be Qualified Performance-Based Compensation.

ARTICLE 6.

CHANGES IN CAPITAL STRUCTURE

6.1           Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

6.2           Acceleration Upon a Change in Control. Notwithstanding Section 6.1, and except as may otherwise be provided in a Participant’s written employment agreement, if a Change in Control occurs during the Performance Period than all outstanding Options shall be subject to the terms of the Stock Award Plan. In addition immediately prior to such Change in Control a Participant shall be issued that number of Performance Shares equal to (a) the greater of (i) [fifty percent (50%)] of such Participant’s Target Performance Share Amount or (ii) that number of Performance Shares to which such Participant shall have been entitled based on the Committee’s written certification of the attainment of Performance Goals measured by the Committee as of the most recently completed fiscal year preceding the execution of the definitive agreement giving rise to such Change in Control or (b) such lower number of Performance Shares as determined by the Committee in its sole discretion; provided, however, that notwithstanding the foregoing, in the event of a Change in Control consummated prior to December 31, 2006 such Participant shall be issued that number of Performance Shares equal to [one hundred percent (100%)] of such Participant’s Target Performance Share Amount or such lower number as determined by the Committee in its sole discretion.

ARTICLE 7.

AMENDMENT, MODIFICATION, AND TERMINATION

7.1           Amendment, Modification and Termination. Subject to Sections 5.10 and 8.16, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.

7.2           Awards Previously Granted. Except with respect to amendments made pursuant to Section 5.10 or Section 8.16, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 8.

GENERAL PROVISIONS

8.1           Decisions Binding. The interpretation of the Plan, any Awards granted pursuant to the Plan and all decisions and determinations with respect to the Plan shall be made by the Committee in its sole discretion and be final, binding, and conclusive on all parties.

8.2           No Rights to Awards. No person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Employees, Participants or any other persons uniformly.

8.3           No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

8.4           Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy any such requirements using any method allowable under the Stock Award Plan.

8.5          No Right to Employment or Services. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, with or without cause and with or without prior notice, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

8.6           Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise consented to by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or any regulations, rulings or guidance issued thereunder (a “QDRO”).

8.7           Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

8.8           Good Faith Actions. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

8.9           Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

8.10         Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries. Without limiting the generality of the foregoing, the Committee is authorized to continue to retain such independent experts, including but not limited to compensation consultants, as it deems appropriate.

8.11         Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

8.12         Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

8.13         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

8.14         Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

8.15         Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

8.16         Section 409A. To the extent applicable, the Plan shall be interpreted in accordance with Section 409A of the Code or any regulations, rulings or guidance issued thereunder, including without limitation any such regulations, rulings or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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